Greene County Bancshares Announces Third Quarter Results

    GREENEVILLE, Tenn.--(BUSINESS WIRE)--Oct. 22, 2003--Greene County Bancshares, Inc. (NASDAQ/NM:GCBS) today announced earnings for the third quarter and the nine-month period ended September 30, 2003.
    Net income for the third quarter of 2003 was $2,600,000 compared with $2,805,000 in the same period last year. On a diluted per share basis, earnings for the third quarter of 2003 totaled $0.38 versus $0.41 in the year-earlier quarter. Net interest income after provision for loan losses was $8,502,000 in the third quarter of 2003 versus $9,314,000 in the third quarter last year.
    Net income for the first nine months of 2003 was $7,519,000 compared with $8,041,000 in the first nine months of 2002. On a diluted per share basis, year-to-date earnings for 2003 were $1.09 versus $1.18 in the year-earlier period. Net interest income after provision for loan losses totaled $25,505,000 for the first nine months of 2003 compared with $26,814,000 in the same period last year.
    Commenting on the announcement, Stan Puckett, Chairman and Chief Executive Officer, said, "With another cut in the Federal Funds rate in June, the thirteenth in this cycle, the continued pressure on interest rate margins caused by a current low-interest rate environment comes as no surprise. At Greene County Bancshares, we have worked to mitigate this impact by growing our loan portfolio and expanding our noninterest income. These strategies, combined with our strong franchise across the region, contributed to another profitable quarter in the face of demanding economic conditions - with quarterly earnings that are exceeded only by the record results we posted last year. And while current interest rate pressures obscure some of the progress we have achieved, and clearly present ongoing challenges in the near term, we remain confident that our product breadth and market reach position us for renewed earnings growth over the longer term."
    During the first nine months of 2003, the Company's total assets increased 2% to $914,006,000 from $899,396,000 at December 31, 2002.
Net loans receivable increased 8% to $795,824,000 at September 30, 2003, from $737,671,000 at December 31, 2002. Deposits declined 2% to $704,499,000 at the end of the third quarter from $719,323,000 at year-end 2002. Total shareholders' equity increased 7% to $79,722,000 at September 30, 2003, from $74,595,000 at December 31, 2002. Return on average shareholders' equity for the third quarter and year-to-date period ended September 30, 2003, was 13.0% and 12.8%, respectively, versus 15.1% and 14.8%, respectively, for the comparable periods last year. Return on average total assets for the third quarter and year-to-date period ended September 30, 2003, was 1.16% and 1.13%, respectively, compared with 1.35% and 1.29%, respectively, for the same periods in 2002. The ratio of non-performing assets to total assets was 1.09% at September 30, 2003, compared with 1.48% at December 31, 2002, and 1.48% at the end of the third quarter last year.

    This news release may contain forward-looking statements regarding Greene County Bancshares, Inc. All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. A discussion of factors that could cause actual results to differ materially from those expressed in the forward-looking statements is included in the Greene County Bancshares, Inc. filings with the Securities and Exchange Commission.

    Greene County Bancshares, Inc., with total assets of approximately $914 million, is the holding company for Greene County Bank headquartered in Greeneville, Tennessee. Greene County Bank is the largest community bank in East Tennessee and now has 30 branches throughout East Tennessee, one branch in Western North Carolina, a trust services office in Lebanon, Tennessee, and one loan production office in Bristol, Virginia. Greene County Bank does business in Washington County, Tennessee as Washington County Bank; in Blount County and Knox County, Tennessee as American Fidelity Bank; in Sullivan County, Tennessee as Sullivan County Bank and First Bristol Bank; in Hamblen County, Tennessee as Hamblen County Bank; in McMinn County, Tennessee as Bank of Athens and Bank of Niota; in Hawkins County, Tennessee as Hawkins County Bank and Bank of Bulls Gap; in Cocke County, Tennessee as Cocke County Bank; in Loudon County, Tennessee as Community Bank of Loudon County; in Monroe County, Tennessee as Community Trust Bank; in Wilson County, Tennessee as President's Trust, and in the City of Bristol, Virginia as First Bristol Loans. In addition, Greene County Bank also conducts separate businesses through three wholly owned subsidiaries: Superior Financial Services, Inc., a consumer finance company; GCB Acceptance Corporation, a consumer finance company specializing in subprime automobile lending; and Fairway Title Co., a title company.

                    GREENE COUNTY BANCSHARES, INC.
                    Unaudited Financial Highlights
               (In thousands, except per share amounts)

                            Three Months Ended     Nine Months Ended
                               September 30,          September 30,
                            -------------------   -------------------
                              2003       2002       2003       2002
                            --------   --------   --------   --------
Interest income             $ 13,863   $ 15,174   $ 41,945   $ 45,062
Interest expense               3,706      4,506     11,930     14,218
                            --------   --------   --------   --------
Net interest income           10,157     10,668     30,015     30,844
Provision for loan losses      1,655      1,354      4,510      4,030
                            --------   --------   --------   --------
Net interest income after
  provision for loan losses    8,502      9,314     25,505     26,814
Noninterest income             2,960      2,536      8,581      7,695
Noninterest expense            7,379      7,268     22,303     21,576
                            --------   --------   --------   --------
Income before income taxes     4,083      4,582     11,783     12,933
Income taxes                   1,483      1,777      4,264      4,892
                            --------   --------   --------   --------
Net income                  $  2,600   $  2,805   $  7,519   $  8,041
                            ========   ========   ========   ========
Comprehensive income        $  2,550   $  2,824   $  7,546   $  8,152
                            ========   ========   ========   ========
Earnings per share:
  Basic                     $   0.38   $   0.41   $   1.10   $   1.18
                            ========   ========   ========   ========
  Diluted                   $   0.38   $   0.41   $   1.09   $   1.18
                            ========   ========   ========   ========
Weighted average shares:
  Basic                        6,823      6,821      6,822      6,819
                            ========   ========   ========   ========
  Diluted                      6,894      6,839      6,893      6,839
                            ========   ========   ========   ========
Dividends declared
  per share                 $   0.12   $   0.12   $   0.36   $   0.36
                            ========   ========   ========   ========

                                                  Sept. 30,  Dec. 31,
                                                    2003       2002
                                                  --------   --------
Total assets                                      $914,081   $899,396
Cash and cash equivalents                           31,239     62,959
Investment securities                               28,109     38,514
Loans, net                                         795,824    737,671
Deposits                                           704,499    719,323
Shareholders' equity                                79,722     74,595
Book value per share                                 11.68      10.94

    For unaudited quarterly financial statements for the third quarter and nine months ended September 30, 2003 and 2002, along with related information, click here: http://www.irinfo.com/gcbs/3q03fs.pdf.

    CONTACT: Greene County Bancshares Inc., Greeneville
             William F. Richmond, 423-787-1211